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                                                                     Exhibit 5.1

                                 ARTER & HADDEN
                          1717 Main Street, Suite 4100
                              Dallas, Texas  75201




                                October 14, 1996


Heartland Wireless Communications, Inc.
200 Chisholm Place, Suite 200
Plano, Texas  75075

         RE:     OFFERING OF SHARES OF COMMON STOCK
                 OF HEARTLAND WIRELESS COMMUNICATIONS, INC.

Ladies and Gentlemen:

         On October 15, 1996, Heartland Wireless Communications, Inc., a Delaware corporation (the "Company"), expects to file with the Securities and Exchange Commission a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"). Such Registration Statement relates to the offering (the "Offering") of up to 1,250,000 shares of the common stock, $.001 par value per share of the Company (the "Common Stock"), that may be issued from time to time to certain persons or entities in connection with certain acquisitions by the Company (the "Acquisitions"), as described in the Registration Statement. This firm has acted as counsel to you in connection with the preparation and filing of the Registration Statement, and you have requested our opinion with respect to certain legal aspects of the Offering.

         In rendering our opinion, we have examined and relied upon the original or copies, certified to our satisfaction, of (i) the Restated Certificate of Incorporation, as amended, and the Restated Bylaws, as amended, of the Company; (ii) copies of resolutions of the Board of Directors of the Company authorizing the Offering; (iii) the Registration Statement and exhibits thereto; and (iv) such other documents and instruments as we have deemed necessary. In our examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or reproduction copies. As to various questions of fact material to this opinion, and as to the content and form of the Restated Certificate of Incorporation, the Restated Bylaws, resolutions, records and other documents or writings of the Company, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy.
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         Based on the foregoing examination and subject to the comments and assumptions noted below, we are of the opinion that assuming (i) the Company maintains an adequate number of authorized but unissued shares and/or treasury shares of Common Stock available for issuance from time to time in connection the Acquisitions, and (ii) subject to compliance by the Company with corporate proceedings under the laws of Delaware applicable at the time of the issuance of any such shares of Common Stock, in the Acquisitions, the shares of Common Stock when so issued in connection with the Acquisitions as contemplated by the Prospectus included as part of the Registration Statement after the Registration Statement becomes, and while it remains effective, will be duly and validly issued, fully paid and nonassessable.

         This opinion is limited in all respects to the General Corporation Law of the State of Delaware as in effect on the date hereof; however, we are not members of the Bar of the State of Delaware and our knowledge of its General Corporation Law is derived from a reading of the most recent compilation of that statute available to us without consideration of any judicial or administrative interpretations thereof.

         We bring to your attention the fact that this legal opinion is an expression of professional judgment and not a guaranty of result. This opinion is given as of the date hereof, and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in laws or judicial decisions that may hereafter occur.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                        Very truly yours,



                                        /s/ Arter & Hadden
                                        ARTER & HADDEN